NEWS
RELEASE

27680 Franklin Road Southfield, Michigan 48034
FOR IMMEDIATE RELEASE
Diversified Restaurant Holdings Announces Its Intention to Spin Off
Bagger Dave’s Restaurants
SOUTHFIELD, MI, August 4, 2016 -- Diversified Restaurant Holdings, Inc. (NASDAQ: SAUC) ("DRH" or the "Company"), the largest franchisee for Buffalo Wild Wings® ("BWW") and creator and operator of Bagger Dave's Burger Tavern® ("Bagger Dave's"), today announced its intention to split into two separate, publicly-traded companies through the tax-free spinoff of its Bagger Dave’s business to DRH stockholders. The Company previously announced on May 24, 2016 that it was evaluating strategic alternatives for its Bagger Dave’s restaurants and brand.
Michael Ansley, Chairman, President and CEO, commented, "Following a comprehensive analysis of various strategic alternatives for Bagger Dave’s, the Board and management team concluded that the separation of our BWW and Bagger Dave’s businesses is the best alternative for the Company and our shareholders. The separation recognizes that the BWW and Bagger Dave’s concepts are distinct in many respects:

•	BWW is a franchise brand, whereas we own the Bagger Dave’s brand.

•	BWW is a mature brand, while Bagger Dave’s is still in its early stages.

•	Bagger Dave’s has a much more complex menu and, therefore, more complex food preparation processes.

•	And, we have learned that Bagger Dave’s complexity requires different management and personnel.

Separating these two very different businesses will enable each to better pursue their strategies and growth plans independently.”
The company to be formed with the proposed spinoff of the Bagger Dave’s business will own and operate 19 Bagger Dave’s restaurants, which had revenue of $10.7 million in the first half of 2016. It will trade in the over-the-counter (OTC) market. DRH will continue to own and operate its 64 franchised BWW restaurants and be listed on the NASDAQ exchange.
DRH is currently developing a comprehensive separation plan for the proposed spinoff. The separation plan, including transaction structure, timing, composition of senior management and the Boards of Directors, capital structure and other matters, will be subject to approval by the DRH Board of Directors and customary regulatory requirements. The Company expects to complete the spinoff in the fourth quarter of 2016. Additional information will be provided as the separation process moves forward.
Mr. Ansley concluded, “Over the last year, we invested considerable resources and time to improve the Bagger Dave’s concept, which included rationalizing underperforming locations, making changes in

Diversified Restaurant Holdings Announces Its Intention to Spin Off Bagger Dave’s Restaurants
August 4, 2016

management and improvements in operations while enhancing our customer touch points. The greater focus on our BWW business and its significantly larger size, limits the attention and resources we can apply to Bagger Dave’s, which ultimately restricts our ability to build on the recent success of its redefined concept. As an independent company, we believe Bagger Dave’s will be in a much better position to leverage its redefined concept to drive growth.”
About Diversified Restaurant Holdings, Inc.
Diversified Restaurant Holdings, Inc. operates 64 BWW franchised restaurants in key markets in Florida, Illinois, Indiana, Michigan and Missouri. The Company also owns and operates 19 Bagger Dave's restaurants in Indiana, Michigan and Ohio. The Company routinely posts news and other important information on its website at www.diversifiedrestaurantholdings.com.
Safe Harbor Statement
The information made available in this news release contains forward-looking statements which reflect DRH's current view of future events, results of operations, cash flows, performance, business prospects and opportunities. Wherever used, the words "anticipate," "believe," "expect," "intend," "plan," "project," "will continue," "will likely result," "may," and similar expressions identify forward-looking statements as such term is defined in the Securities Exchange Act of 1934. Any such forward-looking statements are subject to risks and uncertainties and the Company's spinoff, actual growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities could differ materially from historical results or current expectations. Some of these risks include, without limitation, receiving regulatory and other approvals for the spinoff, the impact of economic and industry conditions, competition, food and drug safety issues, store expansion and remodeling, labor relations issues, costs of providing employee benefits, regulatory matters, legal and administrative proceedings, information technology, security, severe weather, natural disasters, accounting matters, other risk factors relating to business or industry and other risks detailed from time to time in the Securities and Exchange Commission filings of DRH. Forward-looking statements contained herein speak only as of the date made and, thus, DRH undertakes no obligation to update or publicly announce the revision of any of the forward-looking statements contained herein to reflect new information, future events, developments or changed circumstances or for any other reason.

For more information, Investors and Media contact:
Deborah K. Pawlowski
Kei Advisors LLC
716.843.3908
dpawlowski@keiadvisors.com